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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): October 4, 1999




                              MAXXIM MEDICAL, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)




          Texas                          0-18208                76-0291634
          -----                          -------                ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)





           10300 49th Street North
               Clearwater, Florida                                33762
           -----------------------                                -----
   (Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code:       727-561-2100







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ITEM 5.  OTHER EVENTS.

LEGAL PROCEEDINGS

         On October 4, 1999, the Registrant was served with a complaint filed in state court in Henderson County, Texas, naming the Registrant and its directors as defendants. The complaint is brought on behalf of a purported class of public shareholders of the Registrant and alleges, among other things, that the consideration being offered to the public shareholders of the Registrant in connection with the proposed merger between the Registrant and Fox Paine Medic Acquisition Corporation (the "Merger") is unfair and inadequate and that the directors of the Registrant breached their fiduciary duties by failing to obtain the best price for the Registrant. As relief, the complaint seeks, among other things, an injunction against completion of the Merger, and damages in an unspecified amount. This case is titled Krim v. Maxxim Medical, Inc., et. al., No. 99-143 (3rd Judl. Dist., Henderson Cty., Tex). The defendants in this action believe the allegations of the complaint are without merit and intend to vigorously defend the lawsuit.

         With regard to the previously disclosed action titled Steiner v. Maxxim Medical, Inc., et. al., No. 1999-30682 (281st Judl. Dist., Harris Cty.,
Tex), a court order was entered on August 16, 1999 granting the plaintiff's request that the action be dismissed without prejudice.



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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MAXXIM MEDICAL, INC.



                                       By: /s/ Alan S. Blazei
                                          -------------------------------------
                                               Alan S. Blazei
                                               Executive Vice President,
                                               Treasurer and Controller
                                               (Principal Accounting Officer)


Dated: October 7, 1999